WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


^WPC^^^B^b^^^^5^t^^^^^^!^^D^^&^uj^^^^5^^^^^^^^^^-^C^^Z^`U^^^^^!^^p\^F^^^^^^	|^^^^^s^^^^D^^^^^*^ZX^^~$Q^[T^^^^}^^^t2^^qRQ=^^^^,^<F^^^
X^D^a^^}^^i^^n^^]^^^t&!^J^^~17^~^GX!^^^^P;H^^6^^`^^^^^^^^@^^^^^e~x3^^qB^^E^^^^^^^^N^5^J]^^d^^^8^^^^]
